UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  SEPTEMBER 22, 2016

DAXOR CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK	0-12248	13-2682108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 5th AVENUE, STE. 4740, N.Y., N.Y .	10118
(Address of Principal Executive Offices)	(Zip Code)

212-330-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

September 22, 2016

At the quarterly meeting of the Daxor Board of Directors held on Wednesday, September 21, 2016, it was unanimously voted by the Board to appoint Michael Feldschuh, age 47, as the permanent President and Chief Executive Officer of the Daxor Corporation. Being a Board member, Michael Feldschuh abstained from voting. Michael has served as Acting President and Chief Executive Officer since December, 2015.

The previous President and Chief Executive Officer of the Daxor Corporation, Dr. Joseph Feldschuh, voluntarily stepped down due to ongoing medical issues. Dr. Feldschuh will continue as the company’s Chairman of the Board and Chief Scientific Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAXOR CORPORATION
(Registrant)

Date: 9/27/2016	By:	/s/ Michael Feldschuh
	Name:	Michael Feldschuh
	Title:	President / CEO